UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14A-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant: ☒
Filed by a Party other than the Registrant: ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

NUTRITION 21, INC.

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

NUTRITION 21, INC.
NOTICE OF AN ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given that the Annual Meeting of Shareholders of Nutrition 21, Inc. (the "Company") will be held at The Renaissance Westchester Hotel, 80 West Red Oak Lane, White Plains, York, New York, at 10:00 A.M. on November 29, 2007 for the following purposes as set forth in the accompanying Proxy Statement:

1.	To elect seven directors;

2.	To ratify the selection and appointment by the Company's Board of Directors of J. H. Cohn LLP, as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2008;

3.	To adopt an amendment to the certificate of incorporation that would increase the number of the Company’s authorized shares of common stock from 100,000,000 to 150,000,000.

4.	To approve a transaction in which the Company issued 17,750 shares of Series J 8% Preferred Stock

5.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Holders of record of the Company's Common Stock at the close of business on October 10, 2007 will be entitled to vote at the meeting.

By Order of the Board of Directors

BENJAMIN T. SPORN,
Secretary

Dated: October 24, 2007

NUTRITION 21, INC.
4 Manhattanville Road
Purchase, New York 10577
___________________

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON NOVEMBER 29, 2007

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Shareholders of Nutrition 21, Inc. (the “Company”) to be held at The Renaissance Westchester Hotel, 80 West Red Oak Lane, White Plains, New York, at 10:00 A.M. on November 29, 2007, and at any adjournments thereof. The shares represented by proxies that are received in the enclosed form and properly filled out will be voted in accordance with the specifications made thereon. In the absence of specific instructions, proxies will be voted in accordance with the recommendations made herein with respect to the proposals described in this Proxy Statement. This Proxy Statement and the accompanying materials are being mailed on or about October 24, 2007.

Record Date

Shareholders of record at the close of business on October 10, 2007, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. As of October 10, 2007, the Company's voting securities outstanding totaled 62,536,793 shares of Common Stock. Each holder of Common Stock is entitled to one vote for each share held by such holder.

Quorum

The presence at the meeting, in person or represented by proxy, of a majority of the outstanding shares entitled to vote at the meeting will constitute a quorum for the transaction of business. If a share is deemed present at the meeting for any matter, it will be deemed present for all matters. Proxies submitted which contain abstentions or broker non-votes will be deemed present at the meeting in determining the presence of a quorum.

Right to Revoke Proxies

Proxies may be revoked by shareholders by written notice received by the Secretary of the Company at the address set forth above, at any time prior to the exercise thereof.

ITEM 1 - ELECTION Of DIRECTORS

It is the intention of the persons named in the enclosed form of proxy, unless such proxy specifies otherwise, to nominate and to vote the shares represented by such proxy for the election of the nominees listed below to hold office until the next Annual Meeting of Shareholders and until their respective successors shall have been duly elected and qualified. The Company has no reason to believe that any of the nominees will become unavailable to serve as directors for any reason before the Annual Meeting. However, in the event that any of them shall become unavailable, the person designated as proxy reserves the right to substitute another person of his choice when voting at the Annual Meeting. Certain information regarding each nominee is set forth in the table and text below. The number of shares, if any, beneficially owned by each nominee is listed below under "Security Ownership of Certain Beneficial Owners and Management."

The directors serve for a term of one year and until their successors are duly elected and qualified. The Board of Directors held 10 meetings in the fiscal year ended June 30, 2007. During the fiscal year ended June 30, 2007, each member of the Board of Directors attended at least 75% or more of the Board meetings and meetings of each Committee of the Board on which the Director serves. The Company does not have a policy requiring incumbent directors and director nominees to attend the Company’s annual meeting of shareholders. All incumbent directors attended last year's annual meeting.

There are no family relationships among directors, nominees or executive officers. There are no arrangements or understandings between any director, nominee or executive officer and any other person pursuant to which any director, nominee or executive officer was selected as such.

All of the nominees are currently serving as directors. The name, age and term of office as director of each nominee for election as director and his present position(s) with the Company and other principal affiliations are set forth below. Although Audrey T. Cross, PhD, a current director, is not standing for reelection. Her present position with the Company and other principal affiliations are set forth below

Director Independence

The Board of Directors has determined that each of P. George Benson, PhD; John L. Cassis, Warren D. Cooper, MD; Audrey T. Cross, PhD; John H. Gutfreund; Peter C. Mann and Marvin Moser, MD, is an “independent director” as defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers.

Name and Age of
Nominee for Election	Director Since	Position(s)

P. George Benson, PhD (61)	1998	President, College of Charleston,
		Charleston, South Carolina

John L. Cassis (59)	2005	Managing Partner, Cross Atlantic Partners

Warren D. Cooper, MD (54)	2002	President and Chief Executive Officer
		Prism Pharmaceuticals, Inc.

John H. Gutfreund (77)	2000	Senior Advisor, Collins Stewart LLC, and President, Gutfreund & Company, Inc.

Paul Intlekofer (39)	2006	President and Chief Executive Officer
		Nutrition 21, Inc.

Peter C. Mann (65)	2007	Business Consultant

Marvin Moser, MD (83)	1997	Clinical Professor of Medicine,
		Yale University School of Medicine

P. George Benson, PhD, was elected a Director of the Company in July 1998. In February 2007, he became the 21st President of the College of Charleston in Charleston, South Carolina. Prior to joining the College of Charleston, he was Dean of the Terry College of Business at the University of Georgia from 1998 through 2006, and held the Simon S. Selig, Jr. Chair for Economic Growth. Dr. Benson was previously the Dean of Rutgers Business School at Rutgers University and a professor of decision sciences at the Carlson School of Management of the University of Minnesota. In 1996, Business News New Jersey named Dr. Benson one of New Jersey's "Top 100 Business People." In 1997, he was appointed to a three-year term as one of nine judges for the Malcolm Baldrige National Quality Award. In 2004, the U.S. Secretary of Commerce appointed him to the Board of Overseers for the Baldrige National Quality Award and, in 2005, appointed him to a two year term as Chairman of the Board of Overseers. In 2007, he was elected to the Board of Directors of the Foundation for the Baldrige Award Program. Earlier in his career, Dr. Benson worked in personnel planning for the U.S. Army Security Agency and in information systems for Bell Telephone Laboratories. Dr. Benson serves on the boards of directors of AGCO, Inc., Crawford & Company, and the National Bank of South Carolina. He received a BS in mathematics from Bucknell University and a PhD in Business from the University of Florida. He is co-author of a leading textbook in business statistics.

John L. Cassis was elected a Director of the Company in April 2005. Mr. Cassis is Managing Partner of Cross Atlantic Partners, a healthcare venture capital firm, which he joined in 1994 as a partner. He was formerly a Director of Salomon Brothers Venture Capital, which he joined in 1986 and headed from 1990 to 1994. From 1981 to 1986, he was President of Tower hall, a development banking company he founded. From 1976 to 1981, he was a Managing Director of Ardshiel Associates, Inc., a merchant bank. In 1972, Mr. Cassis joined Johnson & Johnson (“J&J”), where he had direct operating experience, founded the J&J Development Corporation, that firm’s venture capital arm, and was J&J’s Manager of Acquisitions. He served on the boards of directors of many companies, including IMPATH, Inc. (Chairman), Dome Imaging Systems, Inc. (Chairman), and ILEX Oncology, Inc. and currently holds directorships in LifeMed Media, Inc., Medivance, Inc., Medco Health Solutions and Biomedical Enterprises. Mr. Cassis received a BA from Harvard University and an MBA from the Harvard Business School.

Warren D. Cooper, MD was elected a Director of the Company in April 2002. Dr. Cooper has been President and CEO of Prism Pharmaceuticals, Inc., a privately held specialty pharmaceutical company that commercializes products for the treatment of cardiovascular disease, since September 2004. From 1999 to 2004, Dr. Cooper was president of Coalescence, Inc., a consultancy focused on business and product development for the pharmaceutical and healthcare industries. From 1995 to 1999, Dr. Cooper was the business unit leader of Cardiovascular Business Operations at AstraZeneca Pharmaceuticals LP. For three years before that he was executive director of the Medical Affairs & Drug Development Operations in the Astra/Merck Group of Merck & Co. Over a five-year period from 1987 to 1992, Dr. Cooper served as executive director for Worldwide Clinical Research Operations and as senior director for Clinical Research Operations (Europe) at Merck Research Laboratories. He was with Merck, Sharp & Dohme, U.K., from 1980 to 1987, first as a clinical research physician and later as director of medical affairs. Dr. Cooper is a member of the Medical Advisory Board of Zargis Medical Corp. (a Siemens joint venture). He also holds memberships in the American Association of Pharmaceutical Physicians, the American Society of Hypertension and the International Society of Hypertension. He received a B.Sc. in physiology and an M.B. B.S. (U.K. equivalent to U.S. MD) from The London Hospital Medical College, University of London.

John H. Gutfreund was elected a Director of the Company in February 2000 and Chairman of the Board in September 2001. Mr. Gutfreund is Senior Advisor of Collins Stewart LLC (formerly C. E. Unterberg, Towbin) investment bankers, and President of Gutfreund & Company, Inc., a New York-based financial consulting firm that specializes in advising select corporations and financial institutions in the United States, Europe and Asia. He is the former chairman and chief executive officer of Salomon Inc., and past vice chairman of the New York Stock Exchange and a past board member of the Securities Industry Association. Mr. Gutfreund is active in the management of various civic, charitable, and philanthropic organizations, including the New York Public Library, Montefiore Medical Center, The Brookings Institution, Council on Foreign Relations, Honorary Trustee, Oberlin (Ohio) College, and Chairman Emeritus and board member of the Aperture Foundation. Mr. Gutfreund is also a director of Compudyne Corporation, Evercel Inc., GVI Security Solutions, Inc., LCA-Vision, Inc. and Maxicare Health Plans, Inc. He received a BA from Oberlin College.

Paul Intlekofer was elected a Director of the Company in November 2006, and was elected President and Chief Executive Officer on April 17, 2006 and served as Chief Financial Officer until May 26, 2006. Prior to that, he held the position of Chief Financial Officer and Senior Vice President, Corporate Development. From June 2002 to January 2003, he served the Company in varying capacities. From September 2001 to June 2002, Mr. Intlekofer was Senior Vice President of Planit, Inc., which provided strategic planning, capital formation, M&A, marketing and new product development services to the healthcare and financial industries. From 1998 to 2001 he was Senior Vice President of Corporate Development for Rdental LLC, the exclusive technology alliance of the American Dental Association and oral health content provider of WebMD. From 1995 to 1997 he was Director of Strategic Operations/Business Development for Doctors Health, a practice management and health insurance company. Early in his career, he practiced corporate and securities law for Venable, Baetjer & Howard. Mr. Intlekofer received his MBA and Juris Doctor from the University of Maryland and BA from the Johns Hopkins University.

Peter C. Mann was elected to the Board of  Directors in October 2007. He is currently a business consultant focused on the consumer products industry. He served as Chairman of the Board of Prestige Brands Holding, Inc. (“Prestige”) since its incorporation in June 2004 through January 19, 2007. From June 2004 through March 2006, Mr. Mann was the Chief Executive Officer of Prestige, and also served as President through August 2005. In June 2006, Mr. Mann became Acting Chief Executive Officer and President of Prestige and resigned from such positions on January 19, 2007. Mr. Mann previously served as President and Chief Executive Officer of Medtech Holdings, Inc. (a predecessor to Prestige) since June 2001. From 1973 to 2001, Mr. Mann was employed by Block Drug Company, Inc. where he served in positions of increasing responsibility and became President of the Americas Division. Prior to his joining Block Drug Company, he held senior management positions for such leading consumer products companies as The Mennen Company, Swift & Co. and Chemway, Inc. Mr. Mann is currently a member of the Board of Directors of Prestige. Mr. Mann received a BA from Brown University.

Marvin Moser, M.D. was elected to the Board of Directors in October 1997. He is Clinical Professor of Medicine at the Yale School of Medicine and was The Senior Medical Consultant for the National High Blood Pressure Educations Program of the National Heart Lung & Blood Institute from 1974 to 2002. Dr. Moser’s research has focused on various approaches to the prevention and treatment of hypertension and heart disease. He has published extensively with more than 500 scientific publications and has authored or contributed to more than 30 books and numerous physician and patient education programs. Dr. Moser is Emeritus Chief of Cardiology of the White Plains New York Hospital Medical Center and served as Chairman or member of numerous national committees that have established guidelines for the management of hypertension and cardiovascular disease. He is Editor-in-Chief of the American Society of Hypertension Journal (the Journal of Clinical Hypertension) and is also a member of the Board of Trustees of the Third Avenue Value Funds, Comprehensive Neuroscience and the Trudeau Institute. Dr. Moser holds a BA from Cornell University and an M.D. from Downstate University College of Medicine in New York City. He was honored by the National Heart Lung & Blood institute in 1985 and 1993, the International Society of Hypertension in 2004 and the American Society of Hypertension in 2006 for his outstanding contributions to research and educational efforts in the field of hypertension and cardiovascular disease.

Name and Age of Director
Not Standing for Election	Director Since	Position(s)

Audrey T. Cross, PhD (62)	1995	Associate Clinical Professor,
		School of Public Health,
		Columbia University

Audrey T. Cross, PhD, was elected a Director of the Company in January 1995. Dr. Cross has been Associate Clinical Professor at the Institute of Human Nutrition at the School of Public Health of Columbia University since 1988. She also works as a consultant in the areas of nutrition and health policy. She has served as a special assistant to the United States Secretary of Agriculture as Coordinator for Human Nutrition Policy and has worked with both the United States Senate and the California State Senate on nutrition policy matters. Dr. Cross received a BS in dietetics, a Master of Public Health in nutrition and a PhD from the University of California at Berkeley, and a JD from the Hastings College of Law at the University of California at San Francisco.

Executive Officers

Set forth below is information concerning the Executive Officers who are not Directors.

Name and Age	Position(s)

Alan J. Kirschbaum (62)	Chief Financial Officer, Vice President Finance & Treasury
(Principal Financial Officer and Principal Accounting Officer)

Dean DiMaria (46)	Senior Vice President

Mark H. Stenberg (49)	Senior Vice President

____________________________

Officers of the Company serve at the pleasure of the Board of Directors subject to any contracts of employment.

Alan J. Kirschbaum, a Certified Public Accountant, was elected Chief Financial Officer on May 26, 2006. From July 2002 to April 2006, he was Vice President, Finance and Treasury, and Principal Accounting Officer. From December 1998 to June 2002 he served the Company as Controller. From 1996 to 1998, Mr. Kirschbaum was Vice President and Controller of AMS Asset Management Services. From 1984 to 1996, he held a series of increasingly responsible financial positions with Ascom Timeplex, Inc. He holds a BS from Pennsylvania State University, and an MBA from Pace University.

Dean M. DiMaria was elected Senior Vice President on November 9, 2006. In December 2005 he became employed by the Company under an employment agreement (see Narrative Disclosure to Summary Compensation Table) as Vice President, Marketing, Sales and Communications. From October 2004 to December 2005 he was the owner of DMD Marketing and Sales Group specializing in marketing to the consumer packaged goods industry. From October 1995 to October 2004 he held a series of increasingly responsible positions with Boehringer Ingelheim Pharmaceuticals, including General Manager of the Pharmaton Natural Health Products and Boehringer Ingelheim Consumer Healthcare Division. He holds a BS in Marketing from Western Michigan University.

Mark H. Stenberg was elected Senior Vice President on November 9, 2006. In 2001 Mr. Stenberg founded Iceland Health, Inc. where he served as CEO until Iceland Health, Inc. was acquired by Nutrition 21, Inc. on August 25, 2006. As part of the acquisition Mr. Stenberg became an employee of Nutrition 21, Inc. under a three year employment agreement (see Narrative Disclosure to Summary Compensation Table). He has responsibility for all of the Company’s direct response sales and marketing.  From 1983 until 2004, Mr. Stenberg founded and subsequently sold seven computer-related enterprises.  He is active on the Government Affairs Committee of the Electronic Retailing Association, and is involved in various charitable organizations. He holds a BS from Skidmore College and an MBA from the University of Virginia Colgate-Darden.

Voting

Directors will be elected by a plurality of the votes cast. Abstentions, broker non-votes, and shares not represented at the meeting will not be counted for purposes of determining whether such election has been approved.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This compensation discussion and analysis describes and analyzes the material elements of compensation awarded, earned by, or paid to each of our executive officers who served as named executive officers (“Named Executive Officers”) during the last completed fiscal year. This compensation discussion and analysis focuses on the information contained in the following tables and related footnotes and narrative.

Executive Compensation Objectives and Philosophy

The Compensation Committee of the Board of Directors is responsible for making recommendations to the Board of Directors concerning executive compensation. The objectives of our compensation program are to:

•	Attract, motivate and retain qualified, talented and dedicated executive officers
•	Motivate executives to achieve business and financial objectives that will enhance stockholder value
•	Align the interests of our executives with the long term interests of stockholders through stock based incentives

The Committee applies these objectives in selecting the specific elements of compensation. The Committee also reviews and considers:

•	Company performance, both separately and in relation to similar companies
•	The individual executive’s performance, experience and scope of responsibilities
•	Historical compensation levels and stock option awards at the Company
•	Competitive market and peer company data
•	Internal equity among executive officers
•	The recommendations of management

Executive Officer Compensation Processes

The Committee uses the following processes, procedures and resources to help it perform its responsibilities:

•	Executive Sessions without management present to discuss various compensation matters, including the compensation of our President and Chief Executive Officer (“CEO”)
•	An annual review of all executive compensation and benefit programs for reasonableness and cost effectiveness
•	The recommendations of the CEO on compensation for the other executive officers

Components of the Executive Compensation Program

The primary elements of the Company’s Executive Compensation Program are:

•	Base salary
•	Bonus cash incentives
•	Stock-based incentives
•	Benefits and perquisites

Base Salary

The base salaries of our executive officers are designed to attract and retain a high performing and dedicated leadership team. The Committee reviews the performance evaluations and salary recommendations provided to the Committee by our CEO for each executive officer other than himself. The CEO’s base salary is determined by the Committee. Adjustments to base salaries are determined based on the individual’s responsibility levels, performance, contribution and length of service, after considering competitive market data and the Company’s financial performance, as well as any requirements set forth in the executive officer’s employment agreement for those executive officers with an employment agreement. No executive officer received a salary increase for fiscal year 2007.

Cash-Based Incentives

Cash-based incentives provide the Company with a means of rewarding performance. Cash-based incentives were paid to two executive officers for fiscal year 2007.

Stock-Based Incentives

The Company uses stock and stock option grants as the primary vehicle for employee stock-based incentives. The Board believes stock and stock options align the executive officers’ interests with those of stockholders in building share value, offer executive officers an incentive for the achievement of superior performance over time, and foster the retention of key management personnel. The number of shares of stock and stock options the Board awards to an executive officer is based on his relative position, responsibilities and performance over the previous fiscal year and his anticipated future performance, potential and responsibilities. The Board also reviews and considers prior stock and stock option grants to each executive officer. The size of stock option grants is not directly related to the Company’s performance. The Board also uses data on stock options granted by companies that are comparable by industry and revenue.

Benefits and Perquisites

The Company offers a 401K plan, health, life, and disability benefits, as well as medical and dependent care reimbursement plans to all full-time employees. These plans do not discriminate in scope, terms or operation in favor of executive officers.

Severance

The Company from time to time enters into severance agreements as a negotiated element of compensation.

SUMMARY COMPENSATION TABLE (1)

The following table sets forth information about compensation paid or accrued to Named Executive Officers from July 1, 2006 through June 30, 2007.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Paul Intlekofer President and Chief Executive Officer	2007	325,000		50,000	72,036	43,610	917 (5)	38,113 (3)	529,676
Alan J. Kirschbaum Chief Financial Officer, Vice President Finance & Treasury	2007	170,000		30,000	16,146	9,775	7,439 (5)		233,360
Dean M. DiMaria Senior Vice President	2007	272,749			36,018	21,805			330,572
Mark H. Stenberg Senior Vice President	2007	190,385	(4)						190,385

(1)
The above compensation does not include perquisites and personal benefits for a Named Executive Officer that are less than $10,000 and that are not a reimbursement of taxes owed with respect to perquisites and personal benefits.

(2)	Valued in accordance with FAS 123 (R)

(3)	Includes $6,000 for the use of an automobile and $32,113 in reimbursement for commutation and housing costs, inclusive of tax-related amounts.

(4)	For the period August 26, 2006 through June 30, 2007.

(5)
The accrued benefits do not change from year to year since the benefits were frozen effective September 18, 2004. The Present Value changes based on GATT rates and interest rates. The Present Value was calculated using a 4.93% discount rate. See Pension Benefits for Fiscal 2007.

Narrative Disclosure to Summary Compensation Table

Employment Agreements

 Dean DiMaria is employed on an “at will” basis under an employment agreement effective December 1, 2005. The agreement provides for annual base compensation of $190,000 as well as fringe benefits. The agreement also provides for a bonus equal to 2.0% (but not more than $110,000 in any calendar year) of net payments received from FDMC channels (as defined) for Finished Products (as defined). If the Company terminates Mr. DiMaria’s employment other than For Cause (as defined) and Mr. DiMaria signs a general release in form and substance agreeable to the Company, the Company will be required to pay him his base salary for 26 weeks, payable at the Company’s discretion, in either a lump sum payment or over a 26 week period.

Mark Stenberg is employed under an employment agreement dated August 26, 2006. The agreement has a three-year term, but if the Company terminates Mr. Stenberg’s employment other than For Cause (as defined) or if Mr. Stenberg terminates his employment for Good Reason (as defined), the Company will be required to pay to him his base salary for 12 months or to the end of the term, whichever is less. Mr. Stenberg’s base salary under the agreement is $225,000 per year. In addition, for each full fiscal year during Mr. Stemberg’s employment in which the Company has positive EBITDA, the Company will pay to him a bonus equal to 0.25% (but not more than $50,000) of the Company's direct response sales in excess of $30 million during such fiscal year, plus 2.5% (but not more than $100,000) of any direct response operating profits in excess of $3 million during such fiscal year. The agreement also provides that the Company is to grant to Mr. Stenberg options during the period ending December 31, 2007 based on the number of options granted to executives similarly situated, and that he will be eligible for additional options during the balance of his employment term.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2007

        The following table provides information concerning grants of plan-based awards made to each of the Named Executive Officers in fiscal 2007.

Name	Grant Date	Stock Awards: Number of Shares of Stock or Units (#) (1)	Option Awards: Number of Securities Underlying Options (#) (2)	Exercise or Base Price of Option Awards ($/Sh) (3)	Grant Date Fair Value of Stock and Option Awards ($) (4)
Paul Intlekofer	11/16/06	200,000	200,000	1.62	520,200
Alan J. Kirschbaum	11/16/06	45,000	45,000	1.62	117,045
Dean M. DiMaria	11/16/06	100,000	100,000	1.62	260,100
Mark H. Stenberg	-	-	-	-	-

1.	Shows the number of shares of restricted shares granted in fiscal 2007 which vest one-third over the first three anniversaries of the grant.
2.	Shows the number of options awarded in fiscal 2007 which vest one-third over the first three anniversaries of the grant.
3.
Stock options were granted at $1.62 using the closing price of Nutrition 21, Inc. common stock on the date immediately preceding the grant date on which there was a sale, pursuant to the provisions of the Nutrition 21, Inc. 2005 Stock Plan.

4.
The grant date fair value of each equity award granted in fiscal 2007 is computed in accordance with SFAS 123R (even if not yet vested). Stock options granted on November 16, 2006 each had a grant-date fair value (computed in accordance with SFAS 123R) of $0.98 per share. The assumptions used in determining the fair value of the options are set forth in Note 2 to our consolidated financial statements contained in our Annual Report on Form 10-K/A for the year ended June 30, 2007. The grant date fair value of restricted shares is calculated using $1.62 per share, which was the closing price of Nutrition 21, Inc. common stock on the date of grant.

OUTSTANDING EXECUTIVE EQUITY AWARDS AT FISCAL YEAR-END

The following table summarizes the outstanding equity awards held by each Named Executive Officer at June 30, 2007.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Paul Intlekofer	10,000 550,000 500,000	200,000 (1)		0.57 0.40 0.31 1.62	6/17/12 9/16/12 10/18/12 11/16/16	200,000 (1)	330,000
Alan J. Kirschbaum	10,000 15,000 15,000 5,000 35,000 20,000 30,000 10,000 30,000 15,000 16,667	8,333 (2 45,000 (1	) )	1.50 2.88 1.19 1.18 0.94 0.81 1.14 0.38 0.75 0.47 0.88 1.62	11/30/08 10/1/09 3/29/09 8/2/10 12/5/10 3/26/11 6/29/11 5/22/13 12/19/13 8/3/14 12/13/14 11/16/16	45,000 (1)	74,250
Dean M. DiMaria	80,000	80,000 (3 100,000 (1	) )	0.69 1.62	12/1/15 11/16/16	100,000 (1)	165,000
Mark H. Stenberg	-	-		-	-	-	-

(1)	Granted on November 16, 2006, vesting one-third on each of the first three anniversaries of the grant.

(2)	Will vest on December 13,2007.

(3)	40,000 will vest on December 1, 2007 and 40,000 will vest on December 1, 2008.

Pension Benefits for Fiscal 2007

The Company participated in a Burns Philp sponsored defined benefit pension plan. On August 3, 2004, Burns Philp advised the Company that no further pension benefits will be earned for services performed or compensation paid on or after September 19, 2004. Eligible employees of the Company were, until September 19, 2004, entitled to participate and to accrue benefits in the AB Mauri Food Inc. Retirement Plan, a non-contributory pension plan (the “Pension Plan”) maintained by AB Mauri Food Inc. Service with the Company after September 19, 2004 will be considered solely for purposes of vesting and for determining eligibility for early retirement benefits. Mr. Intlekofer and Mr. Kirschbaum are fully vested in the Pension Plan. Mr. Intlekofer will receive approximately $5,900 in annual benefits under the Plan at age 65. Mr. Kirschbaum will receive approximately $13,900 in annual benefits under the plan at age 65.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
Paul Intlekofer	AB Mauri Food Inc. Retirement Plan	5	19,194	0
Alan Kirschbaum	AB Mauri Food Inc. Retirement Plan	5	138,861	0
Dean M. DiMaria	-	-	-	0
Mark H. Stenberg	-	-	-	0

(1)
The accrued benefits do not change from year to year since the benefits were frozen effective September 18, 2004. The Present Value changes based on GATT rates and interest rates. The Present Value was calculated using a 4.93% discount rate.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Estimated Termination or Change in Control Benefits at Fiscal Year-End 2007

Payments on Change in Control

The Company does not make payments upon a Change of Control.

Payments on Termination

Add Alan

Pursuant to Mr. DiMaria’s employment agreement, were Mr. DiMaria employment terminated without Cause (as defined) on June 30, 2007, he would have been entitled to $95,000 in severance benefits paid at the Company’s option, either as a lump sum or over a 26-week period from the date of his termination, subject to his agreeing to a general release and related terms in form and substance agreeable to the Company.

Pursuant to Mr. Stenberg’s employment agreement, if, on June 30, 2007, Mr. Stenberg had resigned for Good Reason (as defined) or the Company had terminated his employment other than For Cause (as defined) and he thereafter had executed and delivered to the Company a general release in standard form, he would have received $225,000 in ordinary payroll installments and subject to withholding, for 12 months.

QUALIFICATION BY REFERENCE

The matters described in the sections titled "Narrative Disclosure to Summary Compensation Table" and "Potential Payments Upon Termination or Change-in-Control" are qualified in their entirety by reference to agreements previously filed by the Company in reports with the Securities and Exchange Commission.

DIRECTOR COMPENSATION

Summary Director Compensation Table

The following table sets forth information about compensation paid or accrued to directors in fiscal year ended June 30, 2007.

Name (1)	Fees Earned or Paid in Cash ($)	Option Awards ($) (2)	All Other Compensation ($)	Total ($)
John H. Gutfreund Chairman	16,650	28,950 (3)	-	45,600
George Benson, PhD Director	12,150	28,950 (4)	-	41,100
John Cassis Director	12,000	28,950 (5)	-	40,950
Warren Cooper, MD Director	12,150	28,950 (6)	-	41,100
Audrey Cross, PhD Director (1)	12,000	28,950 (7)	-	40,950
Marvin Moser, MD Director	12,000	28,950 (8)	-	40,950

(1)	Mr. Intlekofer as an employee Director did not receive any compensation for serving as a director.

(2)	Each non-employee Director received on November 14, 2006, a grant of 25,000 fully vested stock options with an exercise price of $1.54.

(3)	135,000 outstanding at fiscal year end.

(4)	155,000 outstanding at fiscal year end.

(5)	60,000 outstanding at fiscal year end.

(6)	105,000 outstanding at fiscal year end.

(7)	155,000 outstanding at fiscal year end.

(8)	210,000 outstanding at fiscal year end.

Narrative Disclosure to Director Compensation Table

Non-management Directors each receive a quarterly director’s fee of $2,500 and the Chairman of the Board receives a quarterly director’s fee of $3,750. Each non-management Director also receives $750 for each board meeting, $300 for each committee meeting, and options to purchase 25,000 shares of Common Stock. Upon joining the board, each non-management Director receives options to purchase 25,000 shares of common stock.

NOMINATING COMMITTEE

The Company does not have a standing Nominating Committee or a Nominating Committee Charter. Due to the size of the Company and the resulting efficiency of a Board of Directors that is also limited in size, the Board of Directors has determined that it is not necessary or appropriate at this time to establish a separate Nominating Committee. Potential candidates are discussed by the entire Board of Directors, and director nominees are selected by Board of Director resolution subject to the recommendation of a majority of the independent directors. All of the nominees recommended for election to the Board of Directors at the Annual Meeting are directors standing for re-election. Although the Board of Directors has not established any minimum qualifications for director candidates, when considering potential director candidates, the Board considers the candidate's character, judgment, diversity, skills, including financial literacy, and experience in the context of the needs of the Company and the Board of Directors. In fiscal year 2007, the Company did not pay any fees to any third party to assist in identifying or evaluating potential nominees.

The Board of Directors will consider director candidates recommended by the Company’s shareholders in a similar manner as those recommended by members of management or other directors, provided the shareholder submitting such nomination has provided such recommendation on a timely basis as described in "Proposals of Shareholders" and “Notice Required to Bring Business Before an Annual Meeting” below. To date, the Company has not received any recommended nominees from any non-management shareholder or group of shareholders that beneficially owns more than five percent of its voting stock.

COMPENSATION COMMITTEE

The Board of Directors has a Compensation Committee which consists of independent directors John L. Cassis, Audrey T. Cross, and John H. Gutfreund. The Compensation Committee does not have a Charter. The Compensation Committee held four meetings during the fiscal year ended June 30, 2007.

Compensation Committee Interlocks and Insider Participation

The Board of Directors determines executive compensation taking into consideration recommendations of the Compensation Committee. No member of the Company's Board of Directors is an executive officer of a company whose compensation committee or board of directors includes an executive officer of the Company.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussion, the Compensation Committee recommended to the board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation/Stock
Option Committee
John L. Cassis
Audrey T. Cross
John H. Gutfreund

AUDIT COMMITTEE

The Company has a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Serving on the Committee are P. George Benson, Warren. D. Cooper and John. H. Gutfreund. The Board of Directors has determined that it has an audit committee financial expert serving on the audit committee, John H. Gutfreund. Mr. Gutfreund is an independent director as defined in Item 7(d)(3)(iv) of Schedule 14A. The function of the Audit Committee is to make recommendations concerning the selection each year of an independent registered public accounting firm, to review the effectiveness of the Company's internal accounting methods and procedures, to consider whether the principal accountant’s provision of non-audit services is compatible with maintaining the principal accountant’s independence and to determine through discussions with the independent registered public accounting firm whether any instructions or limitations have been placed upon them in connection with the scope of their audit or its implementation. The Audit Committee met four times during the fiscal year ended June 30, 2007. The Board of Directors has determined that the members of the Audit Committee are "independent" as defined in NASDAQ Stock Market’s Marketplace Rule 4200.

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter (Exhibit 1), include providing oversight to the Company's financial reporting process through periodic meetings with the Company’s independent registered public accounting firm and management to review accounting, auditing, internal controls and financial reporting matters. The Audit Committee is also responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company's senior management, including senior financial management, and its independent registered public accounting firm.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s charter. To carry out its responsibilities, the Audit Committee met four times during fiscal year 2007.

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of the Company’s financial reports and financial reporting processes and systems of internal controls. Management of the Company has primary responsibility for the Company’s financial statements and the overall reporting process, including maintenance of the Company’s system of internal controls. The Company retains an independent registered public accounting firm who is responsible for conducting an independent audit of the Company’s financial statements, in accordance with standards of the Public Company Accounting Oversight Board (United States), and issuing a report thereon.

In performing its duties, the Audit Committee has reviewed and discussed the audited financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also discussed with the Company's independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61, "Communications with Audit Committee." SAS No. 61 requires an independent registered public accounting firm to provide the Audit Committee with additional information regarding the scope and results of their audit of the Company’s financial statements, including with respect to (i) their responsibility under auditing standards generally accepted in the United States of America, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit. In addition, the Audit Committee received written disclosures and a letter from the independent registered public accounting firm required by Independence Standards Board Statement No. 1, "Independence Discussions with Audit Committees." The independent registered public accounting firm has discussed its independence with the Audit Committee, and has confirmed to us that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws

On the basis of the foregoing reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K/A for the fiscal year ended June 30, 2007, for filing with the Securities and Exchange Commission. The Audit Committee has also recommended, subject to shareholder approval, the selection of the Company's independent registered public accounting firm.

AUDIT COMMITTEE

P. George Benson
Warren D. Cooper
John H. Gutfreund

Code of Ethics

The Company has adopted (i) Standards of Business Conduct (“Standards”) and (ii) Business Conduct and Compliance Program (“Program”) that includes its code of ethics. The Standards and Program are posted on the Company’s website: www.nutrition21.com. After accessing the Company’s website, click on Investor Relations and then on Shareholder Information. Any amendments or waivers will be posted on the Company’s website.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company assists its officers and directors with its filings.

Based solely on review of the copies of such forms furnished to the Company, or written representations that no filings were required, the Company believes that during the period from July 1, 2006 through June 30, 2007, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

NUTRITION 21, INC.

Related Party Transaction Policies and Procedures

A. Policy Statement

It is the policy of the Company that all Interested Transactions with Related Parties, as those terms are defined in this policy, shall be subject to approval or ratification in accordance with the procedures set forth below. On August 25, 2006, the Company acquired all of the capital stock of Iceland Health, Inc. The selling stockholders included Mark Stenberg, who subsequently became a Senior Vice President of the Company. Iceland Health is in the business of marketing and selling fish oil and omega-3 fatty acid products. Through September 18, 2007, the Company delivered or paid to Mr. Stenberg, as his share of the consideration paid to the selling stockholders, 4,750,000 shares of the Company's common stock; $500,000 in cash; and $1,250,000 in 5% secured notes that are due on August 25, 2009. The Company also agreed to pay to Mr. Stenberg up to $1,250,000 in earn out payments based on 3% of the amount by which Net Sales of Eligible Products (each as defined) in successive one-year periods after the closing exceed $10,000,000; as of August 25, 2007, Mr. Stenberg became entitled to $269,961 in earn out payments. The Company also entered into the employment agreement with Mr. Stenberg that is described under Narrative Disclosure to Summary Compensation Table.

B. Procedures

The Audit Committee shall review the material facts of all Interested Transactions that require the Committee’s approval and either approve or disapprove of the entry into the Interested Transaction, subject to the exceptions described below. If advance Committee approval of an Interested Transaction is not feasible, then the Interested Transaction shall be considered and, if the Committee determines it to be appropriate, ratified at the Committee’s next regularly scheduled meeting. In determining whether to approve or ratify an Interested Transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person’s interest in the transaction.

The Audit Committee has reviewed the Interested Transactions described below in "Standing Pre-Approval for Certain Interested Transactions" and determined that each of the Interested Transactions described therein shall be deemed to be pre-approved or ratified (as applicable) by the Audit Committee under the terms of this policy. In addition, the Board of Directors has delegated to the Chair of the Audit Committee the authority to pre-approve or ratify (as applicable) any Interested Transaction with a Related Party in which the aggregate amount involved is expected to be less than $1 million. In connection with each regularly scheduled meeting of the Audit Committee, a summary of each new Interested Transaction deemed preapproved pursuant to paragraph (3) or (4) under "Standing Pre-Approval for Certain Interested Transactions" below and each new Interested Transaction pre-approved by the Chair in accordance with this paragraph shall be provided to the Committee for its review.

No director shall participate in any discussion or approval of an Interested Transaction for which he or she is a Related Party, except that the director shall provide all material information concerning the Interested Transaction to the Audit Committee. If an Interested Transaction will be ongoing, the Audit Committee may establish guidelines for the Company’s management to follow in its ongoing dealings with the Related Party. Thereafter, the Audit Committee, on at least an annual basis, shall review and assess ongoing relationships with the guidelines and that the Interested Transaction remains appropriate.

C. Definitions

An "Interested Transaction" is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year, (2) the Company is a participant, and (3) any Related Party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity).

A "Related Party" is any (a) person who is or was (since the beginning of the last fiscal year for which the Company has filed a Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director, (b) greater than 5 percent beneficial owner of the Company’s common stock, or (c) immediate family member of any of the foregoing. Immediate family member includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee).

D. Standing Pre-Approval for Certain Interested Transactions

The Audit Committee has reviewed the types of Interested Transactions described below and determined that each of the following Interested Transactions shall be deemed to be preapproved by the Committee, even if the aggregate amount involved will exceed $100,000.

1. Employment of executive officers. Any employment by the Company of an executive officer of the Company if: a. the related compensation is required to be reported in the Company’s proxy statement under Item 402 of the Securities and Exchange Commission’s ("SEC’s") compensation disclosure requirements (generally applicable to "named executive officers"); or b. the executive officer is not an immediate family member of another executive officer or director of the Company, the related compensation would be reported in the Company’s proxy statement under Item 402 of the SEC’s compensation disclosure requirements if the executive officer was a "named executive officer", and the Company’s Compensation Committee approved (or recommended that the Board approve) such compensation.

2. Director compensation. Any compensation paid to a director if the compensation is required to be reported in the Company’s proxy statement under Item 402 of the SEC’s compensation disclosure requirements;

3. Certain transactions with other companies. Any transaction with another company at which a Related Person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of $1,000,000, or 2 percent of that company’s total annual revenues;

4. Certain Company charitable contributions. Any charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a Related Person’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $10,000, or 2 percent of the charitable organization’s total annual receipts;

5. Transactions where all shareholders receive proportional benefits.
Any transaction where the Related Person’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock received the same benefit on a pro rata basis (e.g. dividends).

6. Transactions involving competitive bids. Any transaction involving a Related Party where the rates or charges involved are determined by competitive bids.

7. Regulated transactions. Any transaction with a Related Party involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority.

8. Certain banking-related services. Any transaction with a Related Party involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 1, 2007, certain information regarding the beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of the Company's Common Stock based upon the most recent information available to the Company for (i) each person known by the Company to own beneficially more than five (5%) percent of the Company's outstanding Common Stock, (ii) each director and nominee for director of the Company, (iii) each of the Company’s Named Executive Officers, and (iv) all Named Executive Officers and directors of the Company as a group. Unless otherwise indicated, each stockholder's address is c/o the Company, 4 Manhattanville Road, Purchase, New York 10577.

Name and Address of	Amount and Nature
Beneficial Owner	of Beneficial Ownership	Percent of Class

P. George Benson (2)	165,000	*

John L. Cassis (3)	3,120,586	4.99

Warren D. Cooper (4)	105,000	*

Audrey T. Cross (5)	159,000	*

John H. Gutfreund (6)	285,000	*

Paul Intlekofer (7)	1,240,384	1.95

Alan Kirschbaum (8)	320,000	*

Peter C. Mann (4)	25,000	*

Marvin Moser (4)	210,000	*

Arnold Blair	4,326,250	6.92

Mark Stenberg	4,326,250	6.92

Dean DiMaria (9)	186,666	*

Wyeth (10)	3,478,261	5.56
5 Giralda Farms
Madison, NJ 07940

All Executive Officers and Directors	10,117,886	14.99
as a Group (11 persons) (11)

*	Less than 1%
(1)
Unless otherwise indicated, (i) each person has sole investment and voting power with respect to the shares indicated and (ii) the shares indicated are currently outstanding shares. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Subject to the foregoing, the percentages are calculated based on 62,536,793 shares outstanding.

(2)	Includes 155,000 shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.

(3)
Consists of 331,972 shares of Common Stock paid as dividends on Preferred Stock owned by affiliates of Mr. Cassis, 2,467,511 shares of Common Stock issuable on conversion of 3,000 shares of Preferred Stock owned by affiliates of Mr. Cassis, 261,103 shares of Common Stock issuable on exercise of Warrants owned by affiliates of Mr. Cassis and 60,000 shares issuable upon exercise of currently exercisable options under the Company’s Stock Option Plans. Does not include 732,050 additional shares of Common Stock that these affiliates may acquire upon exercise of Warrants subject to a restriction (the “4.99% Restriction”) that limits the right of a holder to convert Preferred Stock and to exercise Warrants if beneficial ownership of the holder and its affiliates would exceed 4.99% of the shares of Common Stock that would then be outstanding after giving effect to such conversion or exercise. Mr. Cassis disclaims beneficial ownership of the securities referred to in this footnote except to the extent of his pecuniary interest in these securities.

(4)	Consists of shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.

(5)	Includes 155,000 shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.

(6)	Includes 135,000 shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.

(7)	Includes 1,126,667 shares issuable upon exercise of currently exercisable options and stock grants under the Company's Stock Option and Stock Plans and a warrant.

(8)	Includes 275,000 shares issuable upon exercise of currently exercisable options and stock grants under the Company’s Stock Option and Stock Plans.

(9)	Includes 66,666 shares issuable upon exercise of currently exercisable options and stock grants under the Company's Stock Option and Stock Plans.

(10)	Formerly American Home Products Corporation.

(11)
Includes 4,950,281 shares issuable upon exercise of currently exercisable options and stock grants under the Company’s Stock Option and Stock Plans, and Series I Preferred Stock and certain related Warrants.

Equity Compensation Plan Information

The following table sets forth securities authorized for issuance under equity compensation plans as of June 30, 2007.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders		2,676,195		$1.21	4,609,500 (4)
Equity compensation plans not approved by security holders	(1) (2) (3)	1,889,776 0 267,000	$ $	0.49 0.89	160,863 2,500,000
Total		4,832,971			7,270,363

(1)
2001 Stock Option Plan to provide non-executives, who render services to the Company additional incentives to advance the interests of the Company. Neither directors nor executive officers of the Company may be granted Stock Options under the Plan (Exhibit 10.37 to 2007 Form 10-K/A).

(2)
2002 Inducement Stock Option Plan to inducement an individual to be come an employee of the Company, and provide additional incentives to advance the interests of the Company (Exhibit 10.38 to 2007 Form 10-K/A).

(3)	Warrants granted from time to time as an inducement to various persons or entities to enter into transactions with the Company.

(4)
Includes 4,590,000 options available from the 2005 Stock Option Plan, whose purpose is to provide additional incentives to officers, directors, employees and others who render services to the Company to advance the interests of the Company (Exhibit 10.40 to 2007 Form 10-K/A).

ITEM 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Our Board of Directors has appointed J. H. Cohn LLP as its independent registered public accounting firm to audit and review the financial statements of our Company for the fiscal year ending June 30, 2008, subject to ratification by the shareholders.

In the event that the shareholders fail to ratify this reappointment, other independent registered public accounting firms will be considered upon recommendation of the Audit Committee. Even if this reappointment is ratified, our Board of Directors, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year, if the Board believes that such a change would be in the best interest of our Company and its shareholders.

A representative of J. H. Cohn LLP who is expected to be present at the annual meeting, will have an opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

Information Concerning Fees Paid to Independent Registered Public Accounting Firms for the fiscal years ended June 30, 2007 and 2006.

Set forth below is certain information concerning audit and related services rendered to the Company by J.H. Cohn LLP for the fiscal years ended June 30, 2007 and 2006. As indicated below, in addition to reviewing financial statements, J.H. Cohn LLP provided other services in the fiscal years ended June 30, 2007 and 2006. The Audit Committee has determined that the provision of these other services is compatible with maintaining the independence of the firm.

Audit Fees. In the fiscal years ended June 30, 2007 and June 30, 2006, J. H. Cohn LLP billed the Company $361,500 and $125,000, respectively, for audit services, including audit fees related to the acquisition of Iceland Health, Inc.

Audit related fees. In the fiscal years ended June 30, 2007 and June 30, 2006, J.H. Cohn LLP billed the Company $34,000 and $21,000, respectively, for services related to registrations on Forms S-3 and S-8.

Tax Fees. In the fiscal years ended June 30, 2007 and June 30, 2006, J. H. Cohn LLP billed the Company $22,120 and $19,422, respectively, for tax compliance services.

All other fees. None

Audit Committee Pre-Approval Policies and Procedures.

The Audit Committee is directly and solely responsible for oversight, engagement and termination of any independent registered public accounting firm employed by the Company for the purpose of preparing or issuing an audit report or related work.

The Committee (i) meets with the independent registered public accounting firm prior to the audit and discusses the planning and staffing of the audit; (ii) approves in advance the engagement of the independent registered public accounting firm for all audit services and non-audit services and approves the fees and other terms of any such engagement; (iii) obtains periodically from the independent registered public accounting firm a formal written statement of the matters required to be discussed by Independent Standards Board Statement No. 1, and, in particular, describing all relationships between the auditor and the Company; (iv) discusses with the independent registered public accounting firm any disclosed relationships or services that may impact auditor objectivity and independence; and (v) conducts periodic meetings with the independent registered public accounting firm regarding maters required to be discussed under Statements on Auditing Standards No. 61, as amended.

Voting

Ratification of the reappointment of J.H. Cohn LLP as its independent registered public accounting firm to audit the financial statements of our Company for the fiscal year ending June 30, 2008, requires the affirmative vote of a majority of the votes cast on the matter. Abstentions, broker non-votes, and shares not represented at the meeting will not be counted for purposes of determining whether such ratification has been approved.

The Board of Directors unanimously recommends that you vote FOR such ratification designated as ITEM 2 on the enclosed proxy card.

ITEMS 3 and 4 - PROPOSALS RELATED TO SERIES J PREFERRED STOCK

Background

Under a Securities Purchase Agreement dated September 10, 2007 (the “Purchase Agreement”), for $17,750,000 we sold to private investors 17,750 shares of 8% Series J Convertible Preferred Stock (the “Preferred Stock”) and warrants (the "Warrants") to purchase 6,715,218 shares. Collins Stewart LLC acted as our lead placement agent in connection with the financing, and Life Science Group, Inc. served as co-lead. We paid to the placement agents an aggregate of $905,000 in fees, and warrants to purchase an aggregate of 72,996 shares of common stock at $1.2158 per share. John Gutfreund, the chairman of our Board, is a senior consultant to Collins Stewart LLC.

Summary of Certain Provisions of the Preferred Stock.

Each share of Preferred Stock has a stated value of $1,000 per share. The Preferred Stock is convertible into common stock at the option of the holders at $1.2158 per share subject to certain limitations. Unless and until shareholders adopt Proposal 4 or its equivalent, because of Nasdaq restrictions the total number of shares of common stock issuable on conversion of the Preferred Stock and as dividends on the Preferred Stock cannot exceed 12,201,291 (19.99% of the outstanding shares of common stock on September 10, 2007). If we issue any shares of common stock or common stock equivalents at less than $1.2158, subject to certain exceptions the conversion price of the Preferred Stock will be reduced to the lower price on a non-weighted basis. Subject to certain conditions, we can force conversion of the Preferred Stock if for 20 consecutive trading days the volume weighted average price of the common stock is at least $3.6474 subject to certain adjustments.

The Preferred Stock pays cumulative dividends at the annual rate of 8%. Dividends are payable in cash, provided that in certain circumstances we may elect to pay dividends in shares of common stock valued at 90% of the then 20 consecutive trading day volume weighted average price. The Preferred Stock and accrued and unpaid dividends on the Preferred Stock will be preferred in liquidation over the common stock. The Preferred Stock generally has no voting rights.

We must redeem the Preferred Stock at the original issue price plus accrued dividends on September 11, 2011, or earlier on the occurrence of certain default events.

Summary of Certain Provisions of the Warrants.

The Warrants are exercisable commencing March 11, 2008 and ending on March 11, 2013 at $1.2158 per share subject to certain limitations. The Warrants may in certain circumstances be exercised on a cashless basis, i.e., by deducting from the number of shares otherwise issuable on exercise a number of shares that have a then market value equal to the exercise price.

The Warrants contain an anti-dilution clause that in effect provides that if we issue any shares of common stock or common stock equivalents at less than $1.2158 per share, then, subject to certain exceptions, the exercise price of the Warrants will be reduced to the lower price on a non-weighted basis and the number of shares issuable on exercise of the Warrants will be proportionately increased. The Warrants also incorporate Nasdaq rules that unless and until shareholders approve Proposal 4 or its equivalent, the exercise price of the Warrants will not be reduced below $1.09 by this anti-dilution provision. This restriction has the additional effect of limiting to 775,022 the maximum corresponding anti-dilutive increase in the number of shares issuable on exercise of the Warrants until shareholders adopt Proposal 4 or its equivalent.

Other Provisions.

We agreed in Section 4.14 of the Purchase Agreement that unless shareholders adopt Proposal 4 or its equivalent, we may not issue shares of common stock or common stock equivalents for an effective price per share of less than $1.2158, subject to certain adjustments. The Purchase Agreement among other things also limits our borrowings and issuances of additional series of preferred stock.

Copies of the Purchase Agreement, the Certificate of Amendment that created the Preferred Stock and the form of the Warrants are attached as Exhibits 2, 3 and 4 to this Proxy Statement. The summary description in this Proxy Statement of certain terms of these documents is qualified in its entirety by reference to the full text of these documents.

ITEM 3- THE PROPOSED STOCK AMENDMENT

At the Meeting, shareholders will be asked to adopt an amendment to our Certificate of Incorporation to increase the number of our authorized shares from 100,000,000 to 150,000,000 shares of common stock, with a par value of $.005 per share (the "Proposed Stock Amendment"). Our Board of Directors has approved the Proposed Stock Amendment subject to shareholder authorization.

At October 10, 2007, our authorized capital consisted of 100,000,000 shares of common stock, par value $.005, and 5,000,000 shares of preferred stock, par value $.01. As of October 10, 2007, 62,536,793 shares of common stock and 21,344 shares of Series I and Series J preferred stock were outstanding. In addition, as of October 10, 2007 an aggregate of 96,233,943 shares of common stock were reserved for issuance upon: (i) exercise of options granted under our Stock Option Plans (4,072,111 shares), (ii) conversion of preferred stock (14,599,441 shares), (iii) exercise of the Warrants (6,788,214 shares), and (iv) exercise of various other outstanding preferred stock and warrants (8,237,384 shares). Therefore, we have only 3,767,056 more shares of common stock authorized than we have reserved for issuance.

If the Proposed Stock Amendment is adopted by the shareholders, the additional shares of common stock would be issuable at any time and from time to time, by action of the Board of Directors without further authorization from shareholders, except as otherwise required by applicable law or rules and regulations to which we may be subject, to such persons and for such consideration (but not less than the par value thereof) as the Board of Directors determines. Holders of common stock have no preemptive rights to acquire or subscribe to any of the additional shares of common stock. Issuance of additional common stock, directly or upon conversion of Preferred Stock or exercise of warrants or options, would have a dilutive effect on the voting power of the outstanding common stock. Depending upon the number of shares of common stock issued and the relationship thereof to the book value of the common stock, it is possible that issuance of any of the common stock, either directly or upon conversion of any of the Preferred Stock, could have a dilutive effect on our stockholders' equity.

Considerations

Requirement under the Purchase Agreement

Section 4.11 of the Purchase Agreement provides in effect that if before shareholders approve Proposal 4 or its equivalent, the number of authorized but unissued and unreserved shares of common stock is at any time less than the number of shares of common stock (“potential shares”) potentially issuable in respect of the Preferred Stock and Warrants, then the Board of Directors must use commercially reasonable efforts to increase the number of authorized shares of common stock to not less than this sum.

Similarly, if after shareholders approve Proposal 4 or its equivalent the number of authorized but unissued and unreserved shares of common stock is at any time less than 130% of the number of potential shares, the Board of Directors must use commercially reasonable efforts within 75 days to cause the certificate of incorporation to be amended to increase the number of authorized shares of common stock to 130% of the number of potential shares.

Based on these provisions, and assuming that shareholders approve Proposal 4 or its equivalent and assuming further a market price of $___ per share, the Board of Directors would upon such approval be required to use reasonable efforts to increase the number of authorized shares to not less than ____. The number of authorized shares that is required will increase should the market price of our common stock decline.

Other Considerations

We believe that the increase in the number of authorized shares of common stock is in our best interests since additional shares of common stock will be available for use to pay dividends on the Preferred Stock and, if feasible, in acquisitions and in raising additional capital. The increase will also provide us with the flexibility of having a broader choice in the type and number of equity securities available to it for the above and other corporate purposes. Although we continually consider acquisitions of businesses, products and licenses, there are no definitive agreements at this time respecting any merger or consolidation or acquisition of another business, product or license, or the sale or liquidation of our company or our business.

Due to the Board of Directors' discretion in connection with the issuance of additional shares of common stock, it may, under certain circumstances, possess timing and other advantages in responding to a tender offer or other attempt to gain control of our company, which may make such attempts more difficult and less attractive. For example, issuance of additional shares would increase the number of shares outstanding and could necessitate the acquisition of a greater number of shares by a person making a tender offer and could make such acquisition more difficult since the recipient of such additional shares may favor the incumbent management. Moreover, these advantages give the Board of Directors the ability to provide any such holders with a veto power over actions proposed to be taken by the holders of our common stock. This could have the effect of insulating existing management from removal even if it is not in the best interest of the common shareholders. We are not aware of any existing or threatened efforts to obtain control of our company.

The complete text of the Proposed Stock Amendment is attached as Exhibit 5 to this Proxy Statement.

ITEM 4 - APPROVAL OF THE TRANSACTION

Background

As noted earlier, the transaction documents incorporate Nasdaq restrictions that provide that, unless and until shareholders adopt this Proposal 4 or its equivalent, the total number of shares of common stock issuable on conversion of the Preferred Stock and as dividends must not exceed 12,201,291 (19.99% of the outstanding shares of common stock on September 10, 2007).

Also as noted earlier, the Warrants contain an anti-dilution clause that in effect provides that if we issue any shares of common stock or common stock equivalents at less than $1.2158 per share, then, subject to certain exceptions, the exercise price of the Warrants will be reduced to the lower price on a non-weighted basis, and the number of shares issuable on exercise of the Warrants will be proportionately increased. The Warrants incorporate a Nasdaq restriction that unless and until shareholders approve Proposal 4 or its equivalent, the exercise price of the Warrants will not be reduced below $1.09 by this anti-dilution provision. This restriction has the additional effect that unless and until shareholders approve Proposal 4 or its equivalent, the maximum corresponding anti-dilutive increase in the number of shares issuable on exercise of the Warrants is 775,022.

We agreed in Section 4.13(c) of the Purchase Agreement that unless shareholders adopt Proposal 4, we may not issue shares of common stock or common stock equivalents for an effective per share of less than $1.2158, subject to certain adjustments.

The Proposal

Proposal 4 is that shareholders approve the transaction contemplated by the Purchase Agreement, the Certificate of Amendment that created the Preferred Stock and the form of the Warrants that are attached as Exhibits 2, 3 and 4 to this Proxy Statement, but without the current Nasdaq-based restriction that, in the absence of approval by shareholders of this Proposal 4 or its equivalent, limits to 12,201,291 the total number of shares of common stock issuable on conversion of the Preferred Stock and as dividends on the Preferred Stock, and without the current Nasdaq-based restriction that in the absence of approval by shareholders of this Proposal 4 or its equivalent, sets $1.09 as a floor below which the exercise price of the Warrants cannot be reduced by operation of the anti-dilution provisions in the Warrants.

Considerations

In the Purchase Agreement, we agreed that we would hold a special meeting of shareholders to adopt Proposal 4 or its equivalent. The Purchase Agreement also requires that Board recommend that the Proposal or its equivalent be approved, and that we solicit proxies from our shareholders in favor of approval. If shareholders do not approve Proposal 4 at this meeting, we are required to call a meeting of shareholders every four months thereafter to seek approval of Proposal 4 or its equivalent.

Adoption of Proposal 4 will permit us to issue shares of common stock or common stock equivalents for an effective price per share of less than $1.2158. The ability to issue unlimited shares of common stock without a floor price results in financing flexibility, but could significantly dilute the holders of the common stock.

Adoption of Proposal 4 will also permit us to pay dividends in shares of common stock without the restriction mentioned earlier that limits to _____ the number of shares of common stock and common stock equivalent that may be issued as dividends or on conversion of the Preferred Stock. The ability to freely issue shares of common stock instead of cash in payment of dividends would result in financing flexibility, but could significantly dilute the holders of the common stock.

Conversely, adoption of Proposal 4 will remove the current restriction that limits the total number of shares of common stock issuable on conversion of the Preferred Stock to 12,201,291 less the total number of shares of common stock theretofore issued as dividends on the Preferred Stock. This restriction benefits the holders of common stock by limiting the dilution to the holders of the common stock that will likely result from the free convertibility of the Preferred Stock.

Adoption of Proposal 4 will also remove the $1.09 current floor on the exercise price of the Warrants for anti-dilution adjustments, and the corresponding ceiling on the increase in the number of shares issuable on exercise of the Warrants for anti-dilution adjustments. However, the utility of this floor and ceiling is limited by the restriction referred to above that prohibits us from issuing Common Stock or common stock equivalents at less than $1.2158 per share until this Proposal 4 or its equivalent is adopted.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSALS 3 AND 4.

Vote Required

The affirmative vote of a majority of the total outstanding shares of common stock is required to adopt Proposal 3. The affirmative vote of a majority of the votes cast at the Meeting is required to adopt Proposal 4.

John Cassis is a member of our Board and has agreed to vote in favor of both Proposals 331,972 shares of common stock that he owns or has power to vote.

Under SEC rules, boxes and a designated blank space are provided on the proxy card for shareholders to mark if they wish either to abstain on one or more of the proposals. In accordance with New York State law, abstentions are not counted in determining the votes cast in connection with the proposals. However, because the Stock Amendment proposal requires the affirmative vote of a majority of all outstanding shares entitled to vote, an abstention on this proposal will have the same legal effect as a vote against the proposal.

OTHER MATTERS
Expense Of Solicitation

The cost of soliciting proxies, which also includes the preparation, printing and mailing of this Proxy Statement, will be borne by the Company. Solicitation will be made by the Company primarily through the mail and The Altman Group (“Altman”), a third-party proxy solicitor, but regular employees of the Company may solicit proxies personally, by telephone or telegram. The Company has a contract with Altman in connection with the solicitation of proxies. Altman will receive initial fees of $6,600, and will also be paid out-of-pocket expenses as well as data processing fees and certain other solicitation fees. The Company will request brokers and nominees to obtain voting instructions of beneficial owners of stock registered in their names and will reimburse them for any expenses incurred in connection therewith.

Shareholder Communications With the Board of Directors

Generally, shareholders who have questions or concerns regarding the Company should contact our Investor Relations department at 914-701-4525. However, shareholders may communicate with the Board of Directors by sending a letter to Board of Directors of Nutrition 21, Inc., c/o Corporate Secretary, 4 Manhattanville Road, Purchase, NY 10577. Any communications must contain a clear notation indicating that it is a "Shareholder--Board Communication" or a "Shareholder--Director Communication" and must identify the author as a shareholder. The office of the Corporate Secretary will receive the correspondence and forward appropriate correspondence to the Chairman of the Board or to any individual director or directors to whom the communication is directed. The Company reserves the right not to forward to the Board of Directors any communication that is hostile, threatening, illegal, does not reasonably relate to the Company or its business, or is similarly inappropriate. The office of the Corporate Secretary has authority to discard or disregard any inappropriate communication or to take any other action that it deems to be appropriate with respect to any inappropriate communications.

Proposals Of Shareholders

Notice Required to Include Proposals in Our Proxy Statement

We will review for inclusion in next year’s proxy statement shareholder proposals received by June 18, 2008. All proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement. Proposals should be sent to Nutrition 21, Inc., 4 Manhattanville Road, Purchase, NY 10577 Attention: Secretary.

Notice Required to Bring Business Before an Annual Meeting

Our by-laws establish an advance notice procedure for shareholders to make nominations of candidates for election as a director or to bring other business before an annual meeting. Under these procedures, a shareholder that proposes to nominate a candidate for director or propose other business at the fiscal year 2008 annual meeting of shareholders, must give us written notice of such nomination or proposal not less than 60 days and not more than 90 days prior to the scheduled date of the meeting (or, if less than 70 days’ notice or prior public disclosure of the date of the meeting is given, then not later than the 15th day following the earlier of (i) the date such notice was mailed or (ii) the day such public disclosure was made). Such notice must provide certain information as specified in our by-laws and must be received at our principal executive offices by the deadline specified above.

Annual Report on Form 10-K /A

A copy of our Annual Report for the 2007 fiscal year has been mailed concurrently with this Proxy statement to all stockholders entitled to notice of and to vote at the Annual Meeting. A copy of our Form 10-K/A is available upon request, without charge. We will furnish any exhibit to the Form 10-K/A upon the payment of a reasonable fee which fee shall be limited to our reasonable expenses in furnishing any such exhibit. Any request should be directed to our corporate secretary at 4 Manhattanville Road, Purchase, New York  10577.

Other Matters

The Board of Directors of our Company does not know of any matter to be presented for action at the meeting other than the proposals described herein. If any other matters not described herein should properly come before the meeting for stockholder action, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in respect thereof in accordance with the board of directors’ recommendations.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

Dated: Purchase, New York, October 24, 2007
By Order of the Board of Directors

BENJAMIN T. SPORN, Secretary

NUTRITION 21, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

November 29, 2007	10:00 AM

The undersigned hereby appoints Paul Intlekofer and Benjamin T. Sporn, or either of them, as proxy, with full power of substitution and revocation, to vote on behalf of the undersigned all shares of Common Stock of Nutrition 21, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held November 29, 2007 or any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2, 3 and 4.

ITEM 1. ELECTION OF DIRECTORS

FOR ALL NOMINEES	☐

WITHHOLD AUTHORITY ALL NOMINEES	☐

FOR ALL EXCEPT (See Instruction below)	☐

(INSTRUCTION: To WITHHOLD authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and mark the box next to each you wish to withhold.)

P. George Benson	☐

John L. Cassis	☐

Warren D. Cooper	☐

John H. Gutfreund	☐

Paul Intlekofer	☐

Peter C. Mann	☐

Marvin Moser	☐

1

ITEM 2. RATIFICATION OF APPOINTMENT OF J. H. COHN LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2008.

FOR	☐	AGAINST	☐	ABSTAIN	☐

ITEM 3. THE PROPOSED STOCK AMENDMENT

FOR	☐	AGAINST	☐	ABSTAIN	☐

ITEM 4. APPROVAL OF THE TRANSACTION

FOR	☐	AGAINST	☐	ABSTAIN	☐

(Continued and to be signed on reverse side)

In his or her discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED TO ELECT MESSRS. BENSON, CASSIS, COOPER, GUTFREUND, INTLEKOFER, MANN AND MOSER, AS DIRECTORS; AND TO APPROVE THE APPOINTMENT OF J. H. COHN LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2008, AND FOR ITEMS 3 AND 4.

Dated: ________________________

________________________________
Signature

_______________________________
Signature if held jointly

(Please sign exactly as ownership appears on this proxy. Where stock is held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

Please mark, date, sign and
return this Proxy in the enclosed envelope.

2